Exhibit 99.(h).(3).(m)

THIRTEENTH AMENDMENT

to

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 8th day of January 2016 amends that certain amended and restated administration agreement, dated as of January 1, 2010, as amended, between the Trusts listed on Schedule A including the Funds listed under each Trust and Virtus Fund Services, LLC (successor in interest to VP Distributors, LLC (formerly VP Distributors, Inc.)) (the “Administration Agreement”) as herein below provided.

W I T N E S S E T H:

WHEREAS, Pursuant to Section 8, Amendments to the Agreement, of the Administration Agreement, the Trusts and the Funds wish to amend Schedule A of the Administration Agreement to add the Virtus Retirement Trust (the “Trust”), and each series of the Trust listed on Schedule A, and to otherwise update the schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Administration Agreement hereby agree that the Administration Agreement is amended as follows:

1.	Schedule A to the Administration Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

2.	Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Administration Agreement.

3.	This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS

VIRTUS EQUITY TRUST

VIRTUS INSIGHT TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

By:      /s/ W. Patrick Bradley

Name:  W. Patrick Bradley

Title:    Senior Vice President, Chief Financial Officer & Treasurer

VIRTUS FUND SERVICES, LLC

By:       /s/ David G. Hanley

Name:  David G. Hanley

Title:    Vice President & Assistant Treasurer

SCHEDULE A

(as of January 8, 2016)

Virtus Equity Trust
Virtus Balanced Fund Virtus Contrarian Value Fund
Virtus Growth & Income Fund
Virtus Mid-Cap Core Fund
Virtus Mid-Cap Growth Fund
Virtus Quality Large-Cap Value Fund
Virtus Quality Small-Cap Fund
Virtus Small-Cap Core Fund
Virtus Small-Cap Sustainable Growth Fund
Virtus Strategic Growth Fund
Virtus Tactical Allocation Fund

Virtus Insight Trust
Virtus Emerging Markets Opportunities Fund
Virtus Low Duration Income Fund
Virtus Tax-Exempt Bond Fund

Virtus Opportunities Trust
Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Dynamic Trend Fund
Virtus Emerging Markets Debt Fund
Virtus Emerging Markets Equity Income Fund Virtus Emerging Markets Small-Cap Fund Virtus Equity Trend Fund Virtus Essential Resources Fund
Virtus Foreign Opportunities Fund
Virtus Global Equity Trend Fund
Virtus Global Infrastructure Fund
Virtus Global Opportunities Fund
Virtus Global Real Estate Securities Fund
Virtus Greater European Opportunities Fund
Virtus Herzfeld Fund
Virtus High Yield Fund
Virtus International Equity Fund
Virtus International Real Estate Securities Fund
Virtus International Small-Cap Fund
Virtus International Wealth Masters Fund
Virtus Low Volatility Equity Fund
Virtus Multi-Asset Trend Fund
Virtus Multi-Sector Intermediate Bond Fund
Virtus Multi-Sector Short Term Bond Fund
Virtus Real Estate Securities Fund
Virtus Sector Trend Fund
Virtus Senior Floating Rate Fund
Virtus Wealth Masters Fund

Virtus Retirement Trust
Virtus DFA 2015 Target Date Retirement Income Fund
Virtus DFA 2020 Target Date Retirement Income Fund
Virtus DFA 2025 Target Date Retirement Income Fund

Virtus DFA 2030 Target Date Retirement Income Fund
Virtus DFA 2035 Target Date Retirement Income Fund
Virtus DFA 2040 Target Date Retirement Income Fund
Virtus DFA 2045 Target Date Retirement Income Fund
Virtus DFA 2050 Target Date Retirement Income Fund
Virtus DFA 2055 Target Date Retirement Income Fund
Virtus DFA 2060 Target Date Retirement Income Fund

Any Fund with net assets in excess of $10 billion will receive an offsetting credit to its administrative fee, such that the portion of its net assets in excess of $10 billion will only be assessed an administrative fee of .07%. The fees for the portion of such a Fund’s net assets up to and inclusive of the first $10 billion will remain consistent with the fee schedule above.